Filed Pursuant to Rule 433

Registration No. 333-210983

Issuer Free Writing Prospectus dated February 2, 2017

Relating to Preliminary Prospectus Supplement dated February 2, 2017

APPLE INC.

FINAL PRICING TERM SHEET

Floating Rate Notes due 2019

Issuer:	Apple Inc.
Principal Amount:	$500,000,000
Maturity:	February 8, 2019
Spread to LIBOR:	8 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 8bps, determined on the second London business day preceding the scheduled closing date
Price to Public:	100.000%
Interest Payment Dates:	February 8, May 8, August 8, and November 8, commencing May 8, 2017
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CF5 / US037833CF55
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Floating Rate Notes due 2020

Issuer:	Apple Inc.
Principal Amount:	$500,000,000
Maturity:	February 7, 2020
Spread to LIBOR:	20 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 20bps, determined on the second London business day preceding the scheduled closing date
Price to Public:	100.000%
Interest Payment Dates:	February 7, May 7, August 7, and November 7, commencing May 7, 2017
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CL2 / US037833CL24
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Floating Rate Notes due 2022

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	February 9, 2022
Spread to LIBOR:	50 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 50bps, determined on the second London business day preceding the scheduled closing date
Price to Public:	100.000%
Interest Payment Dates:	February 9, May 9, August 9, and November 9, commencing May 9, 2017
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CN8 / US037833CN89
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

1.550% Notes due 2019 (“2019 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$500,000,000
Maturity:	February 8, 2019
Coupon:	1.550%
Price to Public:	99.924%
Interest Payment Dates:	February 8 and August 8, commencing August 8, 2017
Day Count Convention:	30/360
Benchmark Treasury:	1.125% due January 31, 2019
Benchmark Treasury Yield:	1.209%
Spread to Benchmark Treasury:	38 basis points
Yield:	1.589%
Redemption:	Apple Inc. may at its option redeem the 2019 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2019 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Fixed Rate Notes to be redeemed (exclusive of interest accrued to, but excluding, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2019 Fixed Rate Notes) plus 5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CE8 / US037833CE80
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC
Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

1.900% Notes due 2020 (“2020 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	February 7, 2020
Coupon:	1.900%
Price to Public:	99.951%
Interest Payment Dates:	February 7 and August 7, commencing August 7, 2017
Day Count Convention:	30/360
Benchmark Treasury:	1.375% due January 15, 2020
Benchmark Treasury Yield:	1.467%
Spread to Benchmark Treasury:	45 basis points
Yield:	1.917%
Redemption:	Apple Inc. may at its option redeem the 2020 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2020 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Fixed Rate Notes to be redeemed (exclusive of interest accrued to, but excluding, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2020 Fixed Rate Notes) plus 7.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CK4 / US037833CK41
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

2.500% Notes due 2022 (“2022 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,500,000,000
Maturity:	February 9, 2022
Coupon:	2.500%
Price to Public:	99.995%
Interest Payment Dates:	February 9 and August 9, commencing August 9, 2017
Day Count Convention:	30/360
Benchmark Treasury:	1.875% due January 31, 2022
Benchmark Treasury Yield:	1.921%
Spread to Benchmark Treasury:	58 basis points
Yield:	2.501%
Redemption:

Prior to January 9, 2022, Apple Inc. may at its option redeem the 2022 Fixed Rate Notes, in whole or in part, at any time or from time to time, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2022 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Fixed Rate Notes to be redeemed (assuming that such notes matured on January 9, 2022), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2022 Fixed Rate Notes) plus 10 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after January 9, 2022, Apple Inc. may redeem the 2022 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2022 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CM0 / US037833CM07
Underwriters:

Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

3.000% Notes due 2024 (“2024 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,750,000,000
Maturity:	February 9, 2024
Coupon:	3.000%
Price to Public:	99.956%
Interest Payment Dates:	February 9 and August 9, commencing August 9, 2017
Day Count Convention:	30/360
Benchmark Treasury:	2.250% due January 31, 2024
Benchmark Treasury Yield:	2.257%
Spread to Benchmark Treasury:	75 basis points
Yield:	3.007%
Redemption:

Prior to December 9, 2023, Apple Inc. may at its option redeem the 2024 Fixed Rate Notes, in whole or in part, at any time or from time to time, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2024 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Fixed Rate Notes to be redeemed (assuming that such notes matured on December 9, 2023), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2024 Fixed Rate Notes) plus 12.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after December 9, 2023, Apple Inc. may redeem the 2024 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2024 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CG3 / US037833CG39
Underwriters:

Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

3.350% Notes due 2027 (“2027 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$2,250,000,000
Maturity:	February 9, 2027
Coupon:	3.350%
Price to Public:	100.000%
Interest Payment Dates:	February 9 and August 9, commencing August 9, 2017
Day Count Convention:	30/360
Benchmark Treasury:	2.000% due November 15, 2026
Benchmark Treasury Yield:	2.470%
Spread to Benchmark Treasury:	88 basis points
Yield:	3.350%
Redemption:

Prior to November 9, 2026, Apple Inc. may at its option redeem the 2027 Fixed Rate Notes, in whole or in part, at any time or from time to time, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2027 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Fixed Rate Notes to be redeemed (assuming that such notes matured on November 9, 2026), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2027 Fixed Rate Notes) plus 12.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after November 9, 2026, Apple Inc. may redeem the 2027 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2027 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CJ7 / US037833CJ77
Underwriters:

Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

4.250% Notes due 2047 (“2047 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	February 9, 2047
Coupon:	4.250%
Price to Public:	99.798%
Interest Payment Dates:	February 9 and August 9, commencing August 9, 2017
Day Count Convention:	30/360
Benchmark Treasury:	2.250% due August 15, 2046
Benchmark Treasury Yield:	3.112%
Spread to Benchmark Treasury:	115 basis points
Yield:	4.262%
Redemption:

Prior to August 9, 2046, Apple Inc. may at its option redeem the 2047 Fixed Rate Notes, in whole or in part, at any time or from time to time, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2047 Fixed Rate Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2047 Fixed Rate Notes to be redeemed (assuming that such notes matured on August 9, 2046), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2047 Fixed Rate Notes) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after August 9, 2046, Apple Inc. may redeem the 2047 Fixed Rate Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2047 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 2, 2017
Settlement Date:	February 9, 2017 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $9.97 billion after deducting underwriting discounts and Apple’s offering expenses.
CUSIP/ISIN:	037833 CH1 / US037833CH12
Underwriters:

Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Wells Fargo Securities, LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Standard Chartered Bank Academy Securities, Inc. CastleOak Securities, L.P. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the third business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Goldman, Sachs & Co. toll free at 1-866-471-2526, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, or J.P. Morgan Securities LLC collect at 212-834-4533, or by contacting Apple Inc.’s Investor Relations at http://investor.apple.com/contactUs.cfm.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.